Exhibit 4.1

IBERIABANK CORPORATION

6.60% FIXED-TO-FLOATING NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

DEPOSIT AGREEMENT

among

IBERIABANK CORPORATION,

COMPUTERSHARE INC.,

and

COMPUTERSHARE TRUST COMPANY, N.A.,

and

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of May 9, 2016

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TABLE OF CONTENTS

(continued)

		Page
ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.	Amendment	16
Section 6.2.	Termination	16

ARTICLE VII
MISCELLANEOUS

Section 7.1.	Counterparts	16
Section 7.2.	Exclusive Benefit of Parties	17
Section 7.3.	Invalidity of Provisions	17
Section 7.4.	Notices	17
Section 7.5.	Appointment of Registrar and Transfer Agent, Dividend Disbursing Agent and Redemption Agent	18
Section 7.6.	Holders of Receipts Are Parties	18
Section 7.7.	Governing Law	18
Section 7.8.	Headings	18

Exhibit A	Form of Receipt	A-1

ii

THIS DEPOSIT AGREEMENT dated as of May 9, 2016, among (i) IBERIABANK CORPORATION, a Louisiana corporation and its successors (the “Corporation”), (ii) COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company and the wholly-owned subsidiary of Computershare (the “Trust Company”), and (iii) the Holders (as defined herein) from time to time of the Receipts (as defined herein) described in this Agreement.

RECITALS

WHEREAS, the parties desire to provide, as set forth in this Agreement, for the deposit of shares of the Corporation’s 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, $1.00 par value, from time to time with the Depository for the purposes set forth in this Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares (as defined herein) in respect of the Stock (as defined herein) so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Agreement:

“Agreement” shall mean this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Articles” shall mean the Articles of Amendment filed with the Secretary of State of the State of Louisiana establishing the Stock as a series of preferred stock of the Corporation.

“Corporation” shall have the meaning set forth in the Preamble of this Agreement.

“Depository” shall mean, collectively, Computershare and the Trust Company and any successor as depository hereunder.

“Depositary Shares” shall mean the depositary shares, each representing 1/400th of a share of the Stock and evidenced by a Receipt.

“Depository’s Agent” shall mean an agent appointed by the Depository pursuant to Section 5.1 hereof.

“Depository’s Office” shall mean the designated office of the Depository, at which at any particular time its depositary receipt business shall be administered.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares held of record by the Record Holder of those Depositary Shares and shall include the DTC Receipt, as defined in Section 2.2 hereof, where appropriate.

“Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name that Receipt is registered on the books of the Depository maintained for such purpose.

“Registrar” shall mean the Trust Company or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided, and, if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Registrar shall be deemed, as applicable, to refer as well to the register maintained by such successor Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock” shall mean the shares of the Corporation’s 6.60% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $10,000 per share, designated in the Articles.

“Transfer Agent” shall mean the Trust Company or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts and the deposited Stock.

ARTICLE II

APPOINTMENT OF DEPOSITORY; BOOK-ENTRY SYSTEM; FORM OF RECEIPTS; DEPOSIT OF STOCK; EXECUTION AND DELIVERY; TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1. Appointment of Depository

The Corporation hereby appoints Computershare and Trust Company, together, as depository for the Stock, and each of Computershare and Trust Company hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Agreement.

Section 2.2. Book-Entry System; Form and Transfer of Receipts.

The Corporation and the Depository shall make application to The Depository Trust Company (“DTC”) for acceptance of all of the Receipts for its book-entry settlement system. The Corporation hereby appoints the Depository acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares with book-entry settlement through DTC shall be represented by one or more receipts (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depository or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system.

If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Corporation may instruct the Depository regarding making other arrangements for book-entry settlement. If the Receipts are not eligible for book-entry form, the Depository shall provide written instructions to DTC to deliver the DTC Receipt to the Depository for cancellation and the Corporation shall instruct the Depository to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares.

Beneficial owners of Depositary Shares through DTC will not be entitled to receive Receipts in physical, certificated form or have Depositary Shares registered in their name, except as described below.

The DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Corporation at any time that it is unwilling or unable to continue to make its book-entry settlement available for the Receipts and a successor to DTC is not appointed by the Corporation within 90 days of the date the Corporation is so informed in writing, (ii) DTC notifies the Corporation at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed within 90 days of the date the Corporation is so informed in writing, or (iii) the Corporation in its sole discretion notifies the Depository in writing that the DTC Receipt shall be exchangeable for definitive Receipts. If beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, upon receipt by the Depository of the DTC Receipt for cancellation and any other necessary documentation, the Depository is hereby directed to and shall execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares and to make appropriate entries in the register with respect thereto. Notwithstanding any other provision herein to the contrary delivery of Shares and other property in connection with the withdrawal or redemption of Depositary Shares evidenced by a DTC Receipt will be made through DTC and in accordance with its procedures, unless the holder of the relevant DTC Receipt otherwise requests and such request is reasonably acceptable to the Depository and the Corporation.

Receipts shall be in denominations of any number of whole Depositary Shares. The Corporation shall deliver to the Depository from time to time such quantities of Receipts as the Depository may request to enable the Depository to perform its obligations under this Agreement.

The DTC Receipt and definitive Receipts, if any, shall be substantially in the form set forth in Exhibit A annexed to this Agreement and incorporated herein by reference, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of any securities exchange on which the Depositary Shares are then listed. In the case of any of the events described above resulting in the issuance of definitive Receipts in exchange for the DTC Receipt, the Depository, pending preparation of definitive Receipts and upon the written order of the Corporation, delivered in compliance with Section 2.3 hereof, shall execute and deliver temporary Receipts which may be printed, lithographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depository will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable by the Holder for definitive Receipts upon surrender of the temporary Receipts at an office described in the first paragraph of Section 2.3 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depository shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Holder or the Depository. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement as definitive Receipts.

Receipts shall be executed by the Depository by the manual or facsimile signature of a duly authorized officer of the Depository; provided that, if a Registrar for the Receipts (other than the Trust Company) shall have been appointed, such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized officer of such Registrar. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed as described in the preceding sentence. The Registrar shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depository who was at any time a proper and duly authorized signatory of the Depository shall bind the Depository, notwithstanding that such signatory ceased to hold such office prior to the delivery of such Receipts or did not hold such office on the date of issuance of such receipts.

Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals or changes not inconsistent with the provisions of this Agreement all as may be reasonably required by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed, or accompanied by a duly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Registrar as provided in Section 2.4 hereof, the Depository may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments, to exercise any redemption or voting rights or to receive any notice provided for in this Agreement and for all other purposes.

Section 2.3. Deposit of Stock; Execution and Delivery of Receipts.

Subject to the terms and conditions of this Agreement, the Corporation may from time to time deposit shares of Stock under this Agreement by delivery to the Depository, including via electronic book-entry, for such shares of Stock to be deposited (or in such other manner as may be agreed to by the Corporation and the Depository), properly endorsed or accompanied, if required by the Depository, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depository, together with (i) all such certifications as may be required by the Depository in accordance with the provisions of this Agreement, including the resolutions of the Board of Directors of the Corporation or a committee of the Board of Directors, as certified by the Secretary or any Assistant Secretary of the Corporation on the date thereof as being complete, accurate and in effect, relating to issuance and sale of the Stock, (ii) an opinion of counsel to the Corporation addressed to the Depository containing opinions, or a letter of counsel to the Corporation authorizing reliance on such counsel’s opinions delivered to the underwriters named therein, relating to, (A) the existence and good standing of the Corporation, (B) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable, and (C) the effectiveness of any registration statement under the Securities Act relating to the Depositary Shares or whether exemption from such registration is applicable, and (iii) a written order of the Corporation, directing the Depository to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock. Shares of deposited Stock shall be held by the Depository in an account to be established by the Depository at the Depository’s Office, or at such other place or places as the Depository shall determine. As Registrar and Transfer Agent for the deposited Stock, the Trust Company will reflect changes in the number of shares of deposited Stock held by it by notation, book-entry or other appropriate method.

Upon receipt by the Depository of shares of Stock deposited in accordance with the provisions of this Section 2.3 hereof, together with the other documents required as above specified, and upon registering the Stock on the books of the Corporation (or its duly appointed Transfer Agent) in the name of the Depository or its nominee, the Depository, subject to the terms and conditions of this Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depository referred to in the first paragraph of this Section 2.3, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depository shall execute and deliver such Receipt or Receipts at the Depository’s Office or such other offices, if any, as the Depository may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

Section 2.4. Registration of Transfer of Receipts.

Subject to the terms and conditions of this Agreement, the Trust Company, as Registrar and Transfer Agent for the Receipts, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a duly executed instrument of transfer, including a guarantee of the signature thereon from an eligible guarantor institution participating in a signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Signature Guarantee”), and any other evidence of authority as may be reasonably required by the Trust Company (or successor Registrar or Transfer Agent). Thereupon, the Depository shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

Section 2.5. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock.

Upon surrender of a Receipt or Receipts at the Depository’s Office or at such other offices as the Depository may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depository shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Stock and all money represented thereby by surrendering such Receipt or Depositary Shares represented by the Receipts at the Depository’s Office or at such other offices as the Depository may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Stock (or money, if any, represented thereby) which has previously been called for redemption. If such holder’s Depositary Shares are being held by DTC or its nominee, DTC shall be deemed the holder hereunder for all purposes. It shall be the duty of the DTC participant or the beneficial owner to request DTC to withdraw from the book-entry system the number of Depositary Shares specified above. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.7 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Stock, and subject to the terms and conditions of this Agreement, the Depository shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Stock and all money represented by the Receipt or Receipts, or Depositary Shares represented by such Receipt or Receipts, so surrendered for withdrawal, but Holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depository in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be withdrawn, the Depository shall at the same time, in addition to such number of whole shares of Stock and such money to be so withdrawn, deliver to such Holder, or subject to Section 2.4 hereof upon his order, a new Receipt evidencing such excess number of Depositary Shares; provided, however, that the Depository shall not issue any Receipt evidencing a fractional Depositary Share.

Delivery of the Stock and money being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depository may deem appropriate (or in such other manner as may be agreed to by the Corporation and the Depository), which, if required by the Depository, shall be properly endorsed or accompanied by proper instruments of transfer including, but not limited to, a Signature Guarantee.

If the Stock and the money being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Stock, such Holder shall execute and deliver to the Depository a written order so directing the Depository, and the Depository may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a duly executed instrument of transfer in blank.

Delivery of the Stock and the money represented by Receipts surrendered for withdrawal shall be made by the Depository at the Depository’s Office, except that, at the written request, sole risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.6. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depository, any of the Depository’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depository or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Sections 3.2 and 5.7 hereof, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, including a signature guarantee, and may also require compliance with such regulations, if any, as the Depository or the Corporation may establish consistent with the provisions of this Agreement and applicable law and as may be required by any securities exchange on which the Stock, the Depositary Shares or the Receipts may be listed.

The deposit of the Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depository, any of the Depository’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Agreement.

Section 2.7. Lost Receipts, etc.

If any Receipt is lost, stolen, mutilated or destroyed, absent notice to the Corporation or the Depository that such certificates have been acquired by a protected purchaser, the Corporation may, upon receipt by the Depository of an open penalty surety bond satisfactory to it and holding it and the Corporation harmless, cause to be issued, in a form mutually agreed to by the Depository and the Corporation, a new Receipt of like denomination, tenor and date as the Receipt so lost, stolen, mutilated or destroyed, and countersigned by the Depository. Any such new Receipt shall constitute a substitute contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Receipt shall be at any time enforceable by anyone. The Depository may, at its option, countersign replacement Receipts for mutilated certificates upon presentation thereof without such indemnity.

Section 2.8. Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depository or any Depository’s Agent shall be cancelled by the Depository. Except as prohibited by applicable law or regulation, the Depository is authorized and directed to destroy all Receipts so cancelled.

Section 2.9. Redemption of Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of Stock in accordance with the terms of the Articles, it shall (unless otherwise agreed to in writing with the Depository) give or cause to be given to the Depository, not less than 30 days and not more than 60 days prior to the Redemption Date (as defined below), written notice of the date of such proposed redemption of Stock and of the number of such shares held by the Depository to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Stock is in accordance with the provisions of the Articles. On the Redemption Date, provided that the Corporation shall then have paid or caused to be paid in full to Computershare the redemption price of the Stock to be redeemed in accordance with the provisions of the Articles, the Depository shall redeem the number of Depositary Shares representing such Stock. The Depository shall provide notice of the Corporation’s redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by reasonably acceptable transmission method, as determined by the Depository, not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depository; but neither failure to provide any notice of redemption of Depositary Shares to one or more Holders nor any defect in any notice of redemption of Depositary Shares to one or more Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the redemption price; (iii) if fewer than all Depositary Shares are to be redeemed, the number of Depositary Shares to be redeemed; and (iv) the manner in which holders of the Depositary Shares called for redemption may obtain payment of the redemption price in respect to those Depositary Shares. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected in accordance with the Articles.

Notice having been provided by the Depository as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock so called for Redemption shall cease to accumulate from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depository or applicable law shall so require), such Depositary Shares shall be redeemed by Computershare at a redemption price per Depositary Share equal to 1/400th of the redemption price per share of Stock so redeemed plus all money represented by such Depositary Shares, including, if required by the provisions of the Articles, all amounts paid by the Corporation in respect of dividends which on the Redemption Date have been declared on the shares of Stock to be so redeemed and have not theretofore been paid.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depository will deliver to the Holder of such Receipt upon its surrender to the Depository, together with payment of the redemption price for any and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption; provided, however, that the Depository shall not issue any Receipt evidencing a fractional Depositary Share and cash will be payable in respect of fractional interests.

Computershare shall, to the extent permitted by law, release or repay to the Corporation any funds deposited by or for the account of the Corporation for the purpose of redeeming any Depositary Shares that remain unclaimed at the end of two years from the applicable Redemption Date, without further action necessary on the part of the Corporation.

All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, or (iv) demand deposit accounts, short-term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Corporation, any holder or any other party.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF

RECEIPTS AND THE CORPORATION

Section 3.1. Filing Proofs; Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file proof of residence, or other matters or other information, to execute certificates and to make such representations and warranties as the Depository or the Corporation may reasonably deem necessary or proper. The Depository or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2. Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depository of certain charges and expenses, as provided in Section 5.7 hereof. Registration of transfer of any Receipt or any withdrawal of Stock and all money represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3. Warranty as to Stock.

The Corporation hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of the related Receipts.

Section 3.4. Warranty as to Receipts.

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Depositary Shares, and each Depositary Share will represent one 1/400th interest in a share of deposited Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1. Cash Distributions.

Whenever Computershare, as distribution agent, shall receive any cash dividend or other cash distribution on the Stock, Computershare shall, subject to Sections 3.1 and 3.2 hereof, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 hereof such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold, and shall withhold, from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any Record Holder on the aggregate number of Depositary Shares held by such Record Holder results in an amount that is a fraction of a cent and that fraction of a cent is equal to or greater than $0.005, the amount Computershare shall distribute to such Record Holder shall be rounded up to the next highest whole cent; otherwise, such fractional amount shall be disregarded by the Depository and shall be added to and be treated as part of the next succeeding distribution.

Each Holder of a Receipt shall provide Computershare with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made hereunder.

Section 4.2. Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever Computershare shall receive any distribution other than cash, rights, preferences or privileges upon the Stock, Computershare shall, subject to Sections 3.1 and 3.2 hereof, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 hereof such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that Computershare may deem equitable and practicable for accomplishing such distribution. If in the opinion of Computershare such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or Computershare withhold an amount on account of taxes or governmental charges) Computershare deems, after consultation with the Corporation, such distribution not to be feasible, Computershare may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2 hereof, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 hereof in the case of a distribution received in cash. The Corporation shall not make any distribution of securities to Computershare, and Computershare shall not make any distribution of such securities to the Holders of Receipts, unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3. Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the persons in whose names the deposited Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depository and thereafter made available by the Depository to the Record Holders of Receipts in such manner as the Depository (in consultation with the Corporation) may determine, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depository in its discretion with the approval of the Corporation; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depository or the Corporation determines that it is not lawful or (after consultation with the Corporation) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then Computershare, in its discretion (with approval of the Corporation, in any case where the Depository has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2 hereof, be distributed by Computershare to the Record Holders of Receipts entitled thereto as provided by Section 4.1 hereof in the case of a distribution received in cash.

The Corporation shall promptly notify the Depository whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depository that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depository make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depository an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall promptly notify the Depository whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depository that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4. Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Stock, or whenever the Depository shall receive notice of (A) any meeting at which holders of the Stock are entitled to vote or of which holders of the Stock are entitled to notice or (B) any election on the part of the Corporation to redeem any such Stock, or whenever the Depository and the Corporation shall decide it is appropriate, the Depository shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting, or for whose Depositary Shares are to be so redeemed or for any other appropriate reasons.

Section 4.5. Voting Rights.

Subject to the provisions of the Articles, upon receipt of notice of any meeting at which the holders of the Stock are entitled to vote, the Depository shall, as soon as practicable thereafter, provide to the Record Holders of Receipts, determined on the record date as set forth in Section 4.4 hereof, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depository as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depository to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depository shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depository in order to enable the Depository to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from Holders of Receipts, the Depository will not vote (but at its discretion, may appear at any meeting with respect to such Stock unless directed otherwise by the Holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by the Receipts of such Holders.

Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, subject to the provisions of the Articles, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depository may in its discretion with the approval of, and shall upon the instructions of, the Corporation, and (in either case) in such manner as the Depository may deem equitable, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Stock and in the ratio of the redemption price per Depositary Share to the redemption price per share of Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depository in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Corporation may in its discretion direct the Depository to execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depository with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction. The Corporation shall cause reflective provisions to be included in the charter of the resulting or surviving entity (if other than the Corporation) for the protection of such rights as may be applicable upon exchange of the deposited Stock for securities or property or cash of the surviving entity in connection with the transactions set forth above. The Corporation shall cause any such surviving entity (if other than the Corporation) expressly to assume the obligations of the Corporation hereunder.

Section 4.7. Delivery of Reports.

The Depository shall furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depository, as the holder of the Stock, and which the Corporation is required to furnish to the holders of the Stock.

Section 4.8. Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depository shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V

THE DEPOSITORY, THE DEPOSITORY’S

AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1. Maintenance of Offices, Agencies and Transfer Books by the Depository; Registrar; Depository’s Agents.

Upon execution of this Agreement, the Depository shall maintain at the Depository’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depository’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Agreement; provided that, to the extent provisions of this Agreement regarding transfer or registration functions performed by the Depository conflict with the terms of any transfer agency agreement between the Corporation and the Depository, the terms of such transfer agency agreement shall control.

The Registrar shall keep books at the Depository’s Office for the registration and transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Registrar, the Depository shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Registrar may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depository will appoint a registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such registrar (which may be the Trust Company if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depository upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or Stock are listed on one or more other securities exchanges, the Registrar will, at the request of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Stock as may be required by law or applicable securities exchange regulation.

The Depository may from time to time appoint Depository’s Agents to act in any respect for the Depository for the purposes of this Agreement and may from time to time appoint additional Depository’s Agents and vary or terminate the appointment of such Depository’s Agents, provided that the Depository will notify the Corporation of any such appointment or variation or termination of such appointment.

Section 5.2. Prevention of or Delay in Performance by the Depository, the Depository’s Agents, the Registrar or the                             Corporation.

None of the Depository, any Depository’s Agent, any Registrar or the Corporation shall incur any liability to any Holder of a Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depository, the Depository’s Agent or the Registrar, by reason of any provision, present or future, of the Corporation’s Articles of Incorporation (including the Articles) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depository, the Depository’s Agent, the Registrar or the Corporation shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed. Nor shall the Depository, any Depository’s Agent, any Registrar or the Corporation incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) of the party charged with such exercise or failure to exercise, or as otherwise explicitly set forth in this Agreement.

Section 5.3. Obligations of the Depository, the Depository’s Agents, the Registrar and the Corporation.

Whenever in the performance of its duties under this Agreement the Depository shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman of the Board, the

President, Chief Executive Officer, the Senior Executive Vice President-Mergers and Acquisitions and Investor Relations, the Senior Executive Vice President, Chief Financial Officer, or the Corporate Secretary of the Corporation and delivered to the Depository. The Depository may rely upon, and be held harmless for such reliance, upon such statement for any action taken or suffered by it pursuant to the provisions of this Agreement and shall not be held liable in connection with any delay in receiving such statement.

The Depository, any Depository’s Agent and any Registrar shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

The Depository shall not be accountable or under any duty or responsibility for the use by the Corporation of any Receipts authenticated by the Depository and delivered by it to the Corporation pursuant to this Agreement or for the application by the Corporation of the proceeds of the issue and sale, or exercise, of the Receipts.

The Depository shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by the Corporation, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Corporation.

None of the Depository, any Depository’s Agent, any Registrar or the Corporation shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel (including legal counsel for the Corporation) or accountants, or information from any person presenting Stock for deposit, any Holder of a Receipt or any other person. Such advice shall be full and complete authorization, protection to, and indemnification by the Corporation of, the Depository, the Depository’s Agent, any Registrar and subcontractors as to any action taken or omitted by it in accordance with such advice, believed (in the absence of gross negligence, willful misconduct or bad faith, each as determined by a final judgment of a court of competent jurisdiction) by such parties to be genuine and to have been signed or presented by the proper party or parties.

The Depository shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote made, as long as any such action or inaction does not result from fraud, gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction). The Depository undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depository or any Registrar. The Depository shall act hereunder solely as agent for the Corporation and shall not assume any obligations or relationship of agency or trust with any of the Holders.

The Depository may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Depository shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

From time to time, the Corporation may provide the Depository with instructions concerning the services performed by the Depository hereunder. In addition, at any time the Depository may apply to any officer of the Corporation for instructions. The Depository may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Corporation with respect to any matter relating to its acting as Depository hereunder. The Depository shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation.

The Depository, its parent, affiliates or subsidiaries, the Depository’s Agents, the Registrar, and each of their equity holders, directors, officers or employees may own, buy, sell and deal in any class of securities of the Corporation and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its affiliates may be interested or contract with or lend money to any such person or otherwise act as fully or as freely as if it were not the Depository, the parent, affiliate or subsidiary or the Depository’s Agent or the Registrar hereunder. The Depository may also act as trustee, transfer agent or registrar of any of the securities of the Corporation and its affiliates. Nothing herein shall preclude the Depository from acting in any other capacity for the Corporation or for any other legal entity.

It is intended that none of the Depository, any Depository’s Agent or the Registrar, acting as the Depository’s Agent or Registrar, as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depository, any Depository’s Agent and the Registrar are acting only in a ministerial capacity as Depository or Registrar for the Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Agreement in its capacity as Depository.

None of the Depository (or its officers, directors, employees or agents), any Depository’s Agent or the Registrar makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein and the Depository shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Receipts (except its countersignature hereof and thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Corporation only; provided that the Depositary is responsible for any and all of its representations in this Agreement.

The Depository shall have no responsibility for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Receipt; nor shall it be responsible to make any calculations or adjustments (or confirm or verify the accuracy or correctness of any such calculations or adjustments) required under any provisions of the Receipts or this Agreement; nor shall it be responsible for the manner, method or amount of any such calculations or adjustments or the ascertaining of the existence of facts that would require any such calculations or adjustments; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Stock to be issued pursuant to this Agreement or any Receipt or as to whether any shares of Stock will when issued be valid and fully paid and nonassessable.

The Depository assumes no responsibility for the correctness of the description that appears in the Receipts. Notwithstanding any other provision herein or in the Receipts, the Depository makes no warranties or representations as to the validity or genuineness of any Stock at any time deposited with the Depository hereunder or of the Depositary Shares, as to the validity or sufficiency of this Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depository shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

The Depository may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

Notwithstanding anything to the contrary herein, no party to this Agreement shall be liable for any incidental, indirect, punitive, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, arising under any provision of this Agreement or out of any act or failure to act even if apprised of the possibility of such damages.

Notwithstanding anything contained herein to the contrary, the Depository’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Corporation to the Depository as fees and charges, but not including reimbursable expenses, during the 12 months immediately preceding the event for which recovery from the Depository is being sought.

The Depository shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Receipts, the Depositary Shares or the Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depository shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depository believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depository hereunder, or in the administration of any of the provisions of this Agreement, the Depository shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depository may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depository receives written instructions or a certificate signed by the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depository or which proves or establishes the applicable matter to the satisfaction of the Depository.

The Depository undertakes not to issue any Receipt other than to evidence the Depositary Shares representing interests in the shares of Stock that have been delivered to and are then on deposit with the Depository. The Depository also undertakes not to sell, except as provided herein, pledge or lend Depositary Shares or any shares of deposited Stock by it as Depository.

The Depository shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation. The obligations of the Corporation and the rights of the Depository set forth in this Section 5.3 shall survive the termination of this Agreement, the resignation, removal of the Depository, and any succession of any Depository, Registrar or Depository’s Agent

Section 5.4. Resignation and Removal of the Depository; Appointment of Successor Depository.

The Depository may at any time resign as Depository hereunder by delivering notice (pursuant to the notice provisions contained in Section 7.4) of its election to do so to the Corporation upon 30 days’ notice of such resignation. The Depository may at any time be removed by the Corporation by 30 days’ written notice of such removal delivered to the Depository.

In case at any time the Depository acting hereunder shall resign or be removed, the Corporation shall, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depository, which shall be authorized under applicable laws to exercise the powers of a transfer agent and subject to supervision or examination by federal or state authorities having its principal office in the United States of America and (together with its affiliates) having a combined capital and surplus of at least $50,000,000. If no successor Depository shall have been so appointed and have accepted appointment within 30 days after delivery of such notice, a Holder may petition any court of competent jurisdiction for the appointment of a successor Depository. Every successor Depository shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depository, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depository under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depository shall promptly provide notice of its appointment to the Record Holders of Receipts.

Any entity into or with which the Depository may be merged, consolidated or converted, or any person to which all or a substantial part of the assets of the Depository may be transferred or which succeeds to the shareholder services business of the Depository shall be the successor of the Depository without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depository may authenticate the Receipts in the name of the predecessor Depository or its own name as successor Depository.

Section 5.5. Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depository, and the Depository will, as soon as practicable, after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depository’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Articles of Incorporation (including the Articles), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depository with such number of copies of such documents as the Depository may request. In addition, the Depository will transmit to the Record Holders of Receipts at the Corporation’s expense, including applicable fees, such other documents as may be requested by the Corporation.

Section 5.6. Indemnification by the Corporation.

The Corporation shall indemnify the Depository, any Depository’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from acts performed, suffered or omitted to be taken in connection with this Agreement and the Receipts by the Depository, any Registrar or any of their respective agents (including any Depository’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) on the respective parts of any such person or persons. The costs and expenses incurred by the Depository in enforcing this right of indemnification shall be paid by the Corporation. The obligations of the Corporation and the rights of the Depository set forth in this Section 5.6 shall survive the termination of this Agreement and any succession of any Depository, Registrar or Depository’s Agent.

Section 5.7. Fees, Charges and Expenses.

The Corporation agrees promptly to pay the Depository the compensation to be agreed upon with the Corporation for all services rendered by the Depository hereunder and to reimburse the Depository for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depository without gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) on its part (or on the part of any agent or Depository’s Agent) in connection with the services rendered by it (or such agent or Depository’s Agent) hereunder. The Corporation shall pay all charges of the Depository in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares and any redemption or exchange of the Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depository arrangements. All other transfer and other taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depository incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depository may, at its sole option, request that the Corporation direct a Holder of a Receipt to prepay the Depository any charge or expense the Depository has been asked to incur at the request of such Holder of Receipts. The Depository shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depository may agree. The Depository shall not register any transfer or issue or deliver any Receipt(s) or Depositary Shares unless or until the persons requesting the registration or issuance shall have paid to the Depository for the account of the Corporation the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Corporation and the Depository that such tax, if any, has been paid.

Section 5.8. Tax Compliance.

Computershare and, where applicable, the Trust Company, on its own behalf and on behalf of the Corporation, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Depositary Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

The Depository shall comply with any written instructions received from the Corporation with respect to the application of such requirements to particular payments or Holders, and may for purposes of this Agreement rely on any such instructions in accordance with the provisions of Section 5.3 hereof. The Depository shall have no duties, responsibilities or obligations to take any action under this paragraph without clear and precise instructions from the Corporation.

The Depository shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on reasonable request to the Corporation or to its authorized representatives.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1. Amendment.

The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depository without the consent of Holders of Receipts in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than a change in fees) which shall materially and adversely alter the rights of the Holders of Receipts shall be effective unless such amendment shall have been approved by the Holders of Receipts evidencing at least a majority of the Depositary Shares then outstanding. Every Holder of an outstanding receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Agreement.

Notwithstanding the foregoing, in no event shall the Corporation be required to execute any amendment which may impair the right, subject to the provisions of Sections 2.6 and 2.7 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depository with instructions to deliver to the Holder the Stock and all money represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depository’s execution of any amendment, the Corporation shall deliver to the Depository a certificate from a duly authorized officer of the Corporation that states that the proposed amendment is in compliance with the terms of this Section 6.1., provided that, if, under the foregoing paragraph, such amendment would require approval of at least a majority of Holders of Receipts to be effective, such Holders shall be deemed to have consented and agreed to such amendment for purposes of the statement in such certificate that such amendment is in compliance with the terms of this Section 6.

Section 6.2. Termination.

Without limiting the provisions contained in Section 5.4, this Agreement may be terminated by the Corporation or the Depository only if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.9 hereof, or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2 hereof, as applicable.

Upon the termination of this Agreement, the Corporation shall be discharged from all obligations under this Agreement except for its obligations to the Depository, any Depository’s Agent and any Registrar under Sections 5.3, 5.6 and 5.7.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Counterparts.

This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Agreement transmitted by facsimile electronically shall have the same effect as an original signature.

Section 7.2. Exclusive Benefit of Parties.

This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3. Invalidity of Provisions.

In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4. Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at:

IBERIABANK Corporation

200 West Congress Street

Lafayette, Louisiana 70501

Attn: Robert B. Worley, Jr., Executive Vice President, Corporate Secretary and General Counsel

or at any other addresses of which the Corporation shall have notified the Depository in writing.

Any and all notices to be given to the Depository hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission confirmed by letter, addressed to the Depository at the Depository’s Office at

Computershare Trust Company, N.A.

c/o Computershare Inc.

250 Royall Street

Canton, Massachusetts 02021

Attention: General Counsel

Facsimile: 781-575-4210

or at any other address of which the Depository shall have notified the Corporation in writing.

The Depository shall give any and all notices directed to be given by the Corporation to any Record Holder of a Receipt in writing, which notices shall be deemed to have been duly given if personally delivered or sent by mail or electronic transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depository. Any written notices given to any record holder of a DTC Receipt shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures.

Delivery of a notice sent by mail or by electronic transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Depository or the Corporation may, however, act upon any facsimile transmission received by it from the other, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5. Appointment of Registrar and Transfer Agent, Dividend Disbursing Agent and Redemption Agent.

Unless otherwise set forth on a certificate duly executed by an authorized officer of the Corporation, the Corporation hereby appoints the Trust Company as Registrar and Transfer Agent and Computershare as dividend disbursing agent and redemption agent in respect of the Stock deposited with the Depository hereunder and the Receipts, and the Trust Company and Computershare hereby accept their respective appointments. With respect to the appointments of the Trust Company as Registrar and Transfer Agent and Computershare as dividend disbursing agent and redemption agent in respect of the Stock and the Receipts, each of the Corporation, the Trust Company and Computershare, in their respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Corporation and Depository hereunder, respectively, as if explicitly named in each such provision.

Section 7.6. Holders of Receipts Are Parties.

The Holders of Receipts from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns, and no rights shall be granted to any other person by virtue of this Agreement.

Section 7.7. Governing Law.

This Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

The parties hereunder hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The parties hereunder hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon either party may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon such party in any action, proceeding or claim

Section 7.8. Headings.

The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.9. Force Majeure.

Notwithstanding anything to the contrary contained herein, the Depository will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.10. Confidentiality.

The Depository and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services contemplated hereunder, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation, Computershare and the Trust Company have duly executed this Agreement as of the day and year first above set forth.

IBERIABANK CORPORATION

By:	/s/ Robert B. Worley, Jr.
	Name:	Robert B. Worley, Jr.
	Title:	Executive Vice President, Corporate Secretary and General Counsel

[SIGNATURE PAGE TO DEPOSIT AGREEMENT – SERIES C]

COMPUTERSHARE INC.

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

[SIGNATURE PAGE TO DEPOSIT AGREEMENT – SERIES C]

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

[SIGNATURE PAGE TO DEPOSIT AGREEMENT – SERIES C]

EXHIBIT A

[FORM OF FACE OF RECEIPT]

THE DEPOSITARY SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[To be included in any DTC Receipt or other global Receipt: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT (INCLUDING THE DEPOSITORY) FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

Number DR-	Depositary Shares (CUSIP: [*])

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

EACH REPRESENTING ONE 1/400TH OF ONE SHARE OF

[*]% FIXED-TO-FLOATING NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C, OF

IBERIABANK CORPORATION

Incorporated under the laws of the State of Louisiana

(See reverse for certain definitions.)

Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company, acting jointly as Depository (the “Depository”), hereby certifies that CEDE & CO. is the registered owner of                     (            ) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing one 1/400th of a share of [*]% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference $10,000 per share, par value $1.00 per share (the “Stock”), of IBERIABANK CORPORATION, a Louisiana corporation (the “Corporation”), on deposit with the Depository, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of May [*], 2016 (the “Deposit Agreement”), among the Corporation, Computershare Inc., Computershare Trust Company, N.A. and the Holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depository by the manual or facsimile signature of a duly authorized officer and countersigned and registered by the Transfer Agent and Registrar.

A-1

Dated:	Computershare Inc. and Computershare Trust Company, N.A., as Depository

By:
Authorized Officer

Countersigned and Registered:
Computershare Trust Company, N.A.,
Transfer Agent and Registrar

By:
Authorized Signatory

A-2

[FORM OF REVERSE OF RECEIPT]

IBERIABANK CORPORATION

UPON REQUEST, IBERIABANK CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE ARTICLES OF AMENDMENT OF THE [*]% FIXED-TO-FLOATING NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C, OF IBERIABANK CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE CORPORATION OR THE DEPOSITORY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each holder of a depositary receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights. Such request may be made to the Corporation or to the Registrar.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT -
Custodian
TEN ENT – as tenants by the entireties	(Cust)	(Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                     Depositary Shares represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the Depositary Shares on the books of the within named Depository with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S)GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.